news release

GODADDY REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
GoDaddy Reaches a Milestone $3 Billion Bookings in 2018
2018 Revenue Growth of 19% Driven by Strong Growth in Customers and ARPU
2019 Revenue Growth Expected to be 12-13%, Cash Flow to be 18-20%

SCOTTSDALE, Ariz., February 20, 2019 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the fourth quarter and year ended December 31, 2018.
“Entrepreneurism is a way of life for hundreds of millions of people around the world. At GoDaddy we have made strong advances in the tools and experience we offer, enabling us to serve everyday entrepreneurs at all points in their journey while they dream, create, grow and manage their ideas," said GoDaddy CEO Scott Wagner.
Consolidated Fourth Quarter Financial Highlights(1)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$695.8	$602.2	15.5%	$2,660.1	$2,231.9	19.2%
Net cash provided by operating activities	$128.5	$104.3	23.2%	$559.8	$475.6	17.7%
Non-GAAP Results
Unlevered Free Cash Flow	$126.8	$109.2	16.1%	$619.5	$495.5	25.0%
Operating Metrics
Total bookings	$732.4	$657.9	11.3%	$3,011.5	$2,618.2	15.0%
Total customers at period end	18,518	17,339	6.8%	18,518	17,339	6.8%
ARPU(2)	$148	$139	6.6%	$148	$139	6.6%

(1)	See reconciliation tables for a detailed listing of certain items included in our consolidated statements of operations.

(2)
2017 ARPU was muted by the impact of the acquisition of HEG as our trailing twelve month revenue for the period included only nine months of HEG’s results for this annual measure as well as purchase price accounting adjustments.

•	Total revenue of $695.8 million, up 15.5% year over year, or 16.0% on a constant currency basis.

•	Total bookings of $732.4 million, up 11.3% year over year, or 12.5% on a constant currency basis.

•	Net cash provided by operating activities of $128.5 million, up 23.2% year over year.

•	Unlevered free cash flow of $126.8 million, up 16.1% year over year.

•	Customers of 18.5 million at December 31, 2018, up 6.8% year over year.

•	Average revenue per user (ARPU) of $148, up 6.6% year over year.

•	Domains revenue of $314.3 million, up 11.6% year over year.

•	Hosting and Presence revenue of $270.0 million, up 18.0% year over year.

•	Business Applications revenue of $111.5 million, up 21.5% year over year.

•	International revenue of $240.3 million, up 15.9% year over year.

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Operating Highlights

•
GoCentral, GoDaddy's website builder, had a year of strong feature expansion, evolving from an easy-to-use website builder to a syndication platform managing customers’ presence across the social, reputation and eCommerce landscape.

•
GoCentral saw robust subscription growth in 2018, driven by improvements in conversion, retention, and awareness. Engagement with features such as appointments, online store, and integrations with third party platforms rose dramatically throughout 2018.

•	GoDaddy became the largest global host of paid WordPress instances and continues to invest in making WordPress simple, secure, and accessible to entrepreneurs and Web Pros alike.

•	GoDaddy continues to invest in the WordPress ecosystem through its products and contributions to the open source WordPress framework.

•	GoDaddy launched a partnership with Open-Xchange for a new branded email offering focused on emerging markets, complementing its partnership with Microsoft O365 in mature markets.

•	Improvements in conversational marketing continue to drive new and expanding campaigns to reach existing customers, enabling GoDaddy to better identify and serve the need states in its customer base.

•
GoDaddy announced Fara Howard as Chief Marketing Officer. Ms. Howard will lead all aspects of marketing strategy and execution, including brand and performance marketing, community engagement, and customer lifecycle management.

Balance Sheet
At December 31, 2018, total cash and cash equivalents and short-term investments were $951.3 million, total debt was $2,457.3 million and net debt was $1,506.0 million.
Business Outlook
For the full year ending December 31, 2019, GoDaddy expects total revenue in the range of $2.97 billion to $3.00 billion, representing growth of 12-13% versus the $2.66 billion in revenue generated in 2018. For the first quarter ending March 31, 2019, GoDaddy expects total revenue in the range of $705 million to $715 million.
For the full year 2019, GoDaddy expects unlevered free cash flow in a range of $730 million to $745 million, representing growth of 18-20% versus the $620 million in unlevered free cash generated in 2018. GoDaddy expects full year cash interest payments of approximately $90 million to $95 million.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss fourth quarter 2018 results at 5:00 p.m. Eastern Time on February 20, 2019. To hear the call, dial (866) 286-5800 in the United

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States or (647) 689-4445 from international locations, with passcode 6529529. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP financial measures to their nearest GAAP equivalent, will be available through the GoDaddy Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or adoption and expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, addressable market size, market acceptance of products or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans; any statements regarding integration of recent or planned acquisitions, any statements regarding our future financial results; statements concerning the potential acquisition of Main Street Hub, including the time frame in which this will occur and the expected benefits to GoDaddy from completing the acquisition; statements concerning GoDaddy’s ability to continue to integrate its acquisition of HEG and Main Street Hub, and the projected impact of the acquisition on GoDaddy’s business and results of operations; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including the risks described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, which are available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also

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be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers and the acquisition of HEG.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and after tax distributions required by Desert Newco's LLC agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.

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About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With 18.5 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company, visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Domains	$314.3	$281.6	$1,220.3	$1,057.2
Hosting and presence	270.0	228.8	1,017.6	847.9
Business applications	111.5	91.8	422.2	326.8
Total revenue	695.8	602.2	2,660.1	2,231.9
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	230.4	202.0	893.9	775.5
Technology and development	114.7	94.5	434.0	355.8
Marketing and advertising	79.4	64.5	291.4	253.2
Customer care	84.6	75.3	323.1	292.3
General and administrative	86.9	84.2	334.0	282.4
Depreciation and amortization	58.0	58.7	234.1	205.8
Total costs and operating expenses	654.0	579.2	2,510.5	2,165.0
Operating income	41.8	23.0	149.6	66.9
Interest expense	(24.9)	(23.8)	(98.4)	(83.0)
Loss on debt extinguishment	—	(0.3)	—	(7.3)
Tax receivable agreements liability adjustment	15.0	86.2	14.9	123.2
Other income (expense), net	5.0	0.9	6.9	7.0
Income from continuing operations before income taxes	36.9	86.0	73.0	106.8
Benefit for income taxes	6.6	12.3	9.0	18.9
Income from continuing operations(2)	43.5	98.3	82.0	125.7
Income (loss) from discontinued operations, net of income taxes	—	(3.5)	—	14.1
Net income(2)	43.5	94.8	82.0	139.8
Less: net income attributable to non-controlling interests	1.0	2.2	4.9	3.4
Net income attributable to GoDaddy Inc.	$42.5	$92.6	$77.1	$136.4
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—basic:
Continuing operations	$0.25	$0.74	$0.50	$1.17
Discontinued operations	—	(0.02)	—	0.08
Net income attributable to GoDaddy Inc.	$0.25	$0.72	$0.50	$1.25
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock—diluted:
Continuing operations	$0.24	$0.56	$0.45	$0.71
Discontinued operations	—	(0.02)	—	0.08
Net income attributable to GoDaddy Inc.	$0.24	$0.54	$0.45	$0.79
Weighted-average shares of Class A common stock outstanding:
Basic	167,753	128,388	155,234	108,779
Diluted	182,244	176,732	181,353	177,054
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$16.0	$10.5	$57.8	$37.1
Marketing and advertising	2.9	2.1	10.3	7.3
Customer care	2.3	1.0	6.2	3.6
General and administrative	14.0	7.6	51.2	28.4
Total equity-based compensation expense	$35.2	$21.2	$125.5	$76.4

(2)	See reconciliation tables for a detailed listing of certain items included in our consolidated statements of operations.

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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$932.4	$582.7
Short-term investments	18.9	12.3
Accounts and other receivables	26.4	18.4
Registry deposits	28.3	34.7
Prepaid domain name registry fees	363.2	351.5
Prepaid expenses and other current assets	58.1	59.9
Total current assets	1,427.3	1,059.5
Property and equipment, net	299.0	297.9
Prepaid domain name registry fees, net of current portion	183.6	180.8
Goodwill	2,948.0	2,859.9
Intangible assets, net	1,211.5	1,326.0
Other assets	14.0	14.2
Total assets	$6,083.4	$5,738.3
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$61.6	$59.6
Accrued expenses and other current liabilities	414.3	469.6
Deferred revenue	1,393.7	1,264.8
Long-term debt	16.6	16.7
Total current liabilities	1,886.2	1,810.7
Deferred revenue, net of current portion	623.8	596.8
Long-term debt, net of current portion	2,394.2	2,410.8
Payable to related parties pursuant to tax receivable agreements	174.3	153.0
Other long-term liabilities	63.2	75.0
Deferred tax liabilities	117.2	145.5
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.1
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	699.8	484.4
Retained earnings	164.8	87.7
Accumulated other comprehensive loss	(72.1)	(85.7)
Total stockholders' equity attributable to GoDaddy Inc.	792.7	486.5
Non-controlling interests	31.8	60.0
Total stockholders' equity	824.5	546.5
Total liabilities and stockholders' equity	$6,083.4	$5,738.3

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2018	2017
Operating activities
Net income	$82.0	$139.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234.1	205.8
Equity-based compensation	125.5	76.4
Loss on debt extinguishment	—	7.3
Deferred taxes	(26.2)	(34.5)
Tax receivable agreements liability adjustment	(14.9)	(123.2)
Gain on sale of discontinued operations	—	(33.2)
Other	14.8	13.3
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	6.2	(10.1)
Prepaid domain name registry fees	(15.9)	(13.5)
Accounts payable	(3.4)	(8.4)
Accrued expenses and other current liabilities	14.9	32.6
Deferred revenue	158.0	220.0
Other operating assets and liabilities	(15.3)	3.3
Net cash provided by operating activities	559.8	475.6
Investing activities
Purchases of short-term investments	(24.8)	(28.3)
Maturities of short-term investments	18.5	22.6
Business acquisitions, net of cash acquired	(147.2)	(1,876.9)
Purchases of intangible assets	(9.3)	(52.0)
Net proceeds from sale of discontinued operations, including post-closing adjustments	(4.3)	447.7
Purchases of property and equipment	(87.7)	(83.2)
Net cash used in investing activities	(254.8)	(1,570.1)
Financing activities
Proceeds received from:
Debt issued to finance HEG acquisition	—	1,953.1
Stock option exercises	67.2	61.1
Sales of Class A common stock, net of issuance costs	—	22.9
Issuance of Class A common stock under employee stock purchase plan	21.9	17.4
Payments made for:
Repurchases of LLC Units and distributions to holders of LLC Units	—	(285.0)
Repayment of HEG acquisition bridge financing	—	(596.6)
Repayment of term loans	(25.0)	(15.3)
Financing-related costs	—	(39.7)
Other financing obligations	(17.1)	(10.4)
Net cash provided by financing activities	47.0	1,107.5
Effect of exchange rate changes on cash and cash equivalents	(2.3)	3.6
Net increase in cash and cash equivalents	349.7	16.6
Cash and cash equivalents, beginning of period	582.7	566.1
Cash and cash equivalents, end of period	$932.4	$582.7

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to its non-GAAP financial measure and other operating metric:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

	(in millions)
Total Bookings:
Total revenue	$695.8	$602.2	$2,660.1	$2,231.9
Change in deferred revenue	(7.9)	10.1	163.2	214.4
Net refunds	46.8	44.9	192.6	170.0
Other	(2.3)	0.7	(4.4)	1.9
Total bookings	$732.4	$657.9	$3,011.5	$2,618.2

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$128.5	$104.3	$559.8	$475.6
Impact of discontinued operations(1)	—	—	23.8	(3.5)
Cash paid for interest on long-term debt	22.3	21.5	84.1	80.8
Cash paid for acquisition-related costs(2)	12.9	6.4	32.2	35.8
Capital expenditures	(38.2)	(23.0)	(87.7)	(83.2)
Cash paid for tax-related distributions	—	—	—	(10.0)
Cash paid for indirect taxes	1.3	—	7.3	—
Unlevered free cash flow	$126.8	$109.2	$619.5	$495.5

(1)	Impact of discontinued operations in 2018 relates to cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

(2)	Includes $5.7 million of capital expenditures related to data center, networking and data platform consolidation for HEG.

The following table details certain items included in our consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

	(in millions)

Income from continuing operations includes the following:
Loss on debt extinguishment related to the retirement of the acquisition bridge financing following the sale of PlusServer	$—	$—	$—	$(5.3)
Loss on debt extinguishment related to debt modifications	$—	$(0.3)	$—	$(2.0)
Indirect tax expenses recorded in general and administrative expenses	$—	$(11.7)	$—	$(11.7)
Acquisition-related expenses recorded in general and administrative expenses	$(7.0)	$(6.2)	$(32.7)	$(27.0)
Benefit to tax receivable agreements liability resulting from Tax Cuts and Jobs Act of 2017	$—	$86.2	$—	$86.2
Net income includes the following:
Gain (loss) on disposal of PlusServer, net of tax	$—	$(3.5)	$—	$33.2
Benefit for income taxes resulting from Tax Cuts and Jobs Act of 2017	$—	$7.9	$—	$7.9

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The following table provides a reconciliation of net debt:

December 31, 2018
(in millions)
Net Debt:
Current portion of long-term debt	$16.6
Long-term debt	2,394.2
Unamortized original issue discount on long-term debt	27.9
Unamortized debt issuance costs	18.6
Total debt	2,457.3
Less: Cash and cash equivalents	(932.4)
Less: Short-term investments	(18.9)
Net debt	$1,506.0

Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	December 31,
	2018	2017

	(in thousands)
Shares Outstanding:
Class A common stock	168,549	132,993
Class B common stock	6,254	35,006
Total common stock outstanding	174,803	167,999
Effect of dilutive securities(1)	8,206	9,633
	183,009	177,632

CONTACTS:
Investors
Sam Kemp
602.817.7253
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2019 GoDaddy Inc. All Rights Reserved.

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